UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  August 29, 2008

ACME PACKET, INC.

(Exact name of registrant as specified in its charter)

Delaware		04-3526641
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Third Avenue
Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 328-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 3, 2008 Acme Packet, Inc. (“Acme Packet” or the “Company”), announced the appointment of Mr. Peter Minihane to the position of Chief Financial Officer and Treasurer effective as of September 18, 2008.

Mr. Minihane, 59, will, pursuant to the terms of a letter agreement, dated August 29, 2008, by and between the Company and Mr. Minihane (the “Letter Agreement”), assume global responsibility for the Company’s accounting, finance, and investor relations functions.  Mr. Minihane joins Acme Packet from Colubris Networks where he served as Chief Financial Officer from July 2007 through September 2008.  Colubris Networks is a global provider of intelligent wireless local area networks for enterprises and service providers.  Prior to joining Colubris Networks, Mr. Minihane was Chief Financial Officer and Chief Operating Officer of StarBak Communications, a streaming media company, from June 2004 through June 2007.  Prior to StarBak, from June 1997 through January 2006, Mr. Minihane served various roles, including President, Chief Operating Officer, Chief Financial Officer, and a member of the Board of Directors for Visual Networks, a leading provider of performance management systems for wide area networks. Mr. Minihane’s experience also includes senior finance positions at SKOK Systems, Automatix Inc. and Data General.

In February 2008, Acme Packet announced that Mr. Keith Seidman, the Company’s current Chief Financial Officer and Treasurer, planned to retire from the Company following a successful search for a new Chief Financial Officer.  Mr. Seidman will resign as Chief Financial Officer and Treasurer upon Mr. Minihane’s start date with the Company and will remain with the Company until a successful transition period under Mr. Minihane has been completed.

A copy of the press release announcing these developments is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.  The attached Press Release shall be considered “furnished” pursuant to this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section nor shall it be deemed incorporated by reference into any of Acme Packet’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

Item 1.01  Entry into a Material Definitive Agreement

In connection with Mr. Minihane’s appointment as Chief Financial Officer, Acme Packet and Mr. Minihane have entered into the Letter Agreement.  Under the terms of the Letter Agreement, Mr. Minihane will receive an annual base salary of $250,000.  Beginning in January 2009, Mr. Minihane will be eligible to participate in Acme Packet’s 2009 Management Bonus Plan that will provide him with a bonus opportunity equal to 50% of his base salary.  Mr. Minihane will be granted an option to purchase 300,000 shares of Acme Packet common stock at an exercise price equal to the fair market value of the shares as of the close of business on the date the Acme Packet Board of Directors shall designate as the pricing date of the grant (the “Grant Date”).  Such options will vest in equal installments over a period of four years, with the first installment vesting on the first anniversary of the Grant Date.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01—Financial Statements and Exhibits.

Exhibit	Description

10.1	Letter Agreement dated August 29, 2008 between Acme Packet and Peter Minihane.

99.1	Press Release dated September 3, 2008 entitled “Acme Packet Appoints Peter Minihane as Chief Financial Officer and Treasurer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 3, 2008

Acme Packet, Inc.

By:	/S/Keith Seidman
Name: Keith Seidman
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Letter Agreement dated August 29, 2008 between Acme Packet and Peter Minihane.

99.1	Press Release dated September 3, 2008 entitled “Acme Packet Appoints Peter Minihane as Chief Financial Officer and Treasurer”